Exhibit 10.16

NOV Inc.

Executive Severance Plan

NOV Inc. has established an Executive Severance Plan (the “Plan”) to provide certain key employees of National Oilwell Varco, L.P. or its affiliates (together, the “NOV Group”) with certain benefits if their employment with National Oilwell Varco, L.P. or one of its affiliates (such employing entity, the “Company”), is terminated by the Company other than for Cause (defined below), pursuant to the terms of this Plan.

1.
Purpose. NOV Inc. has previously determined that it is in the best interests of NOV Inc. and its stockholders to retain certain employees of the NOV Group and to induce the employment of such employees for the long-term benefit of NOV Inc. and its stockholders, and to accomplish these objectives, NOV Inc. has determined to provide such employees with severance benefits under certain circumstances specified in this Plan if such employees’ employment with the Company is terminated by the Company other than for Cause.
2.
Eligibility. An Eligible Employee of the Company shall be a Participant in the Plan and eligible to receive the Severance Benefits set forth in Section 4 as provided in Section 2(a) or 2(b), as applicable.
(a)
For an Eligible Employee who is not an Executive Officer:
(i)
The Eligible Employee has been selected by NOV Inc.’s Chief Executive Officer (the “CEO”) to participate in the Plan;
(ii)
The Eligible Employee has executed and fully complied with a participation agreement in a form provided by the Company; and
(iii)
Upon termination of employment, the Eligible Employee executes and complies with a Release Agreement, and such Release Agreement is not revoked during the applicable revocation period following its delivery to the Company.
(b)
For an Eligible Employee of the Company who is an Executive Officer:
(i)
The Eligible Employee has been selected by NOV Inc.’s Compensation Committee (the “Compensation Committee”) to participate in the Plan;
(ii)
The Eligible Employee has executed and fully complied with a participation agreement in a form provided by the Company; and
(iii)
Upon termination of employment, the Eligible Employee executes and complies with a Release Agreement, and such Release Agreement is not revoked during the applicable revocation period following its delivery to the Company.

Notwithstanding the foregoing, an Executive Officer who is not a Participant in this Plan and has previously signed an employment agreement with the Company and/or NOV Inc. which provides for severance benefits shall be deemed to have been designated as a Participant for purposes of this Section 2(b) on the date such employment agreement expires.

A Participant shall cease being eligible to participate in the Plan if either (i) the Compensation Committee has made a determination that such Participant is no longer eligible to participate in the Plan, or (ii) for a Participant who is not an Executive Officer, the CEO has made a determination that such Participant is no longer eligible to participate in the Plan. In such case, the Participant will receive written notice from the Plan Administrator that the Participant has been removed from the Plan, which removal shall be effective no earlier than twelve (12) months after it is received by the Participant.

3.
Participation In The Plan. If an Eligible Employee has been selected by the CEO or the Compensation Committee, as applicable, to participate in the Plan, he or she shall execute a Participation Agreement. Once such an Eligible Employee executes a Participation Agreement, and so long as the Eligible Employee complies with the Participation Agreement, that individual shall be classified as a Participant and shall be entitled to receive the Severance Benefits upon termination by the Company other than for Cause or by the Participant for Good Reason, except as otherwise provided in the Plan.
4.
Severance Benefits. The Severance Benefits shall consist of the following, less applicable withholdings:
(a)
an amount equal to the sum of (i) the Participant’s Annual Base Salary and (ii) the product of the Participant’s Annual Base Salary and the Participant’s Target Percentage, which shall be paid in twelve (12) equal monthly installments beginning on the first business day that is eight (8) days after the Participant has signed and not revoked the Release Agreement;
(b)
if the Participant is terminated during the period between January 1st and the date on which the Annual Bonus for the prior year is paid, the Participant’s Annual Bonus for the year prior to the year in which the Participant was terminated, but only to the extent the applicable performance goals have been met and an Annual Bonus for such year is otherwise payable to the Participant, which shall be paid to the Participant at the time when the Annual Bonus for such year would normally be paid; provided, however, that such Annual Bonus shall be paid no later than March 15th following the performance year;
(c)
payment of the Participant’s accrued and unpaid wages through the Termination Date;
(d)
payment of the Participant’s accrued and unused vacation through the Termination Date; and
(e)
notwithstanding the terms of any award agreement under NOV Inc.’s then-applicable long-term equity plan, any time-based restricted stock held by the Participant and not already vested shall be 100% vested and released as soon as administratively feasible.
5.
Termination by Company without Cause or by Participant for Good Reason. A Participant shall be entitled to the Severance Benefits described in Section 4 if the Participant’s employment with the Company is terminated by the Company without Cause or the Participant terminates his or her employment for Good Reason.
6.
Termination for Cause. If the Participant’s employment is terminated by the Company for Cause, the Participant shall not be entitled to the Severance Benefits described in Section 4. Notwithstanding the foregoing, the Participant shall be entitled to the payment described in Section 4(c).
7.
Voluntary Termination. If the Participant voluntarily terminates his or her employment with the Company without Good Reason, the Participant shall not be entitled to the Severance Benefits described in Section 4. Notwithstanding the foregoing, the Participant shall be entitled to the payments described in Sections 4(c) and (d).
8.
Comparable Job. Notwithstanding anything to the contrary, the Participant shall not be entitled to any Severance Benefits if the Participant’s employment is terminated by the Company in connection with (a) a sale or other disposition of the Company’s assets or the assets of an affiliate of the Company that the individual’s services relate to, or (b) an outsourcing of any of the Company’s operations or those of an affiliate that the individual’s services relate to, and the Participant is offered a Comparable Job, whether or not the offer is accepted.
9.
Claim Review Procedure.
(a)
Authority to Adopt Procedures. The Plan Administrator shall have the power and authority to establish written procedures for processing claims for Plan benefits and reviews of Plan benefit claims which have been denied or modified. Such procedures may be amended and modified from time to time in the discretion of the Plan Administrator. The procedures as adopted and amended and modified from time to time by the Plan Administrator are hereby incorporated by reference as a part of the Plan.
(b)
Summary of Claims Procedures. In order to file a claim for benefits under the Plan, a Participant must submit to the Vice President, HR Shared Services of National Oilwell Varco, L.P. (the “Benefits Administrator”) a written claim for Plan benefits containing a description of (i) an alleged failure to receive a benefit payable under the Plan, or (ii) an alleged discrepancy between the amount of a benefit owed and the amount of the benefit the Participant received under the Plan. In connection with the submission of a claim, a Participant may examine the Plan and any other relevant documents relating to the claim, and the Participant may submit written comments relating to such claim to the Benefits Administrator. If the Participant needs additional information regarding his claim for benefits, then he or she may submit a written request to the Benefits Administrator for such information. Failure to furnish a written claim description or to otherwise comply with the claim submission procedure will invalidate the Participant’s claim unless the Benefits Administrator determines that it was not reasonably possible to comply with such procedure.
(i)
Upon the filing of a claim for benefits, the Benefits Administrator will determine if the request is clear, and if so, will proceed with the processing of the claim. If the Benefits Administrator determines that the claim is not clear, then the claim will be referred to the Plan Administrator for review.
(ii)
Within ninety (90) days from the date a completed claim for benefits is filed (or such longer period as may be necessary due to unusual circumstances, but in any event no longer than the time period described in the next subsection), the Plan Administrator will make a decision as to whether the claim is to be approved, modified, or denied. If the Plan Administrator approves the claim, then the Benefits Administrator will process the claim as soon as administratively practicable.
(iii)
In the event of an adverse determination, including a denial or modification of a Participant’s claim, or an invalidation for failing to follow the Plan’s claim submission procedures (each, an “Adverse Benefit Determination”), the Participant will be notified in writing not later than ninety (90) days following the date the claim was filed (or within one hundred eighty (180) days under special circumstances, in which case the Participant will be informed of the extension and the circumstances requiring the extension in writing prior to its commencement) of the following:
(A)
the specific reason or reasons for the Adverse Benefit Determination;
(B)
the Plan provisions upon which the Adverse Benefit Determination is based;
(C)
any additional material or information necessary to perfect the claim and the reasons why such material or information is necessary;
(D)
the Plan’s claims review procedure; and
(E)
a description of the Participant’s right to bring a civil action under ERISA with respect to the Adverse Benefit Determination upon completion of the Plan’s claims procedures.
(iv)
Within sixty (60) days following receipt of an Adverse Benefit Determination, the Participant may submit a written request to the Plan Administrator for review of such determination. During this review process, the Participant will have the opportunity to submit written comments and other information relating to the claim and he or she will have reasonable access to, and copies of, all documents and other information related to the claim free of charge. Any items the Participant submits to the Plan Administrator will be considered without regard to whether such items were considered in the initial benefit determination.
(v)
Within sixty (60) days following a request for review (or within one hundred twenty (120) days under special circumstances, in which case the Participant will receive written notice of the extension and the circumstances requiring the extension prior to its commencement), the Plan Administrator must, after providing the Participant with a full and fair review, render its final decision in writing (or electronically). However, the review process may be delayed if the Participant fails to provide information that is requested by the Plan Administrator. If the Plan Administrator approves the claim on review, then the Benefits Administrator will process the claim as soon as administratively practicable. In the event of an Adverse Benefit Determination on review, the Plan Administrator’s final decision will include:
(A)
the specific reason or reasons for the Adverse Benefit Determination;
(B)
the Plan provisions upon which the Adverse Benefit Determination is based;
(C)
a statement that the Participant is entitled to reasonable access to, and copies of, all documents and other information related to the claim free of charge; and
(D)
a description of the Participant’s right to bring a civil action under ERISA with respect to the Adverse Benefit Determination.
(vi)
The Participant may, by submitting a written statement to the Plan Administrator, authorize an individual or entity to pursue his claim for benefits under the Plan and/or his request for a review of an Adverse Benefit Determination made with respect to a claim.
(vii)
Completion of the claims procedures described in this Section 9 will be a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a claimant or by any other person claiming rights individually or through a claimant.
10.
Effective Date; Termination and Amendment of Plan. The Plan became effective on February 28, 2018, and was amended on August 22, 2024. Subject to the minimum notice requirement, if any, in a Participant’s Participation Agreement, the Plan Administrator may amend and/or terminate the Plan at any time, and such amendment and/or termination may result in a reduction of Severance Benefits for Participants. Notwithstanding the foregoing, the Company may not make any material reduction to the benefits provided under the Plan during the period beginning sixty (60) days before a Change in Control and ending twelve (12) months after a Change in Control.
11.
Governing Law. The interpretation, performance and enforcement of this Plan or the transactions contemplated hereby shall be governed by, construed, administered, and enforced according to ERISA and, to the extent not preempted, the laws of the State of Texas, without regard to the conflicts of laws principles thereof.
12.
Plan Administration.
(a)
Within the scope of the terms of the Plan and in accordance therewith, the Plan Administrator has full discretionary authority to administer and interpret the Plan, subject, however, to the requirements of ERISA. The Plan Administrator may make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as are required to comply with applicable law. The Plan Administrator’s power and authority will include, but will not be limited to, the sole discretion to (i) interpret the Plan and determine the eligibility of a Participant to participate and receive Severance Benefits (other than selection for participation in the Plan, which is at the sole discretion of the CEO or the Compensation Committee, as applicable), (ii) determine the amount of Severance Benefits (if any) payable to any Participant, former Participant, or beneficiary in accordance with the provisions of the Plan, determine the person or persons to whom such benefits will be paid, and authorize such payments, (iii) keep such records and submit such filings, elections, applications, returns, or other documents or forms as may be required under the Code, and applicable regulations, or under state or local law and regulations, (iv) appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan, (v) by written instrument, allocate and delegate its fiduciary responsibilities in accordance with Section 405 of ERISA, (vi) admit any subsidiary or affiliated entity to participate in the Plan, and (vii) amend, terminate, supplement, or modify the Plan at any time whether or not benefits that are currently payable are affected or retroactively terminated.
(b)
All rules, regulations, determinations, constructions, decisions, and interpretations made by the Plan Administrator shall be final, binding, and conclusive upon all persons, except as otherwise required by law. To the extent the Plan Administrator has been granted discretionary authority under the Plan, the Plan Administrator’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.
(c)
Notwithstanding the preceding, to the extent required to satisfy the limitations on delegation of authority with respect to compensation paid to executive officers as established by the Securities Exchange Act of 1934, the rules and regulations issued thereunder, and the applicable listing rules under the New York Stock Exchange, (i) the Compensation Committee shall be deemed to be the Plan Administrator for purposes of this Plan, and (ii) an action taken by the Plan Administrator with respect to an Executive Officer shall not be effective until the date it has been ratified by the Compensation Committee. The Compensation Committee may, in its sole discretion, modify the form of Participation Agreement that is provided to a Participant to include such other terms as it deems appropriate from time to time.
13.
Successor Liability. This Plan shall be binding upon and inure to the benefit of Company, and each of its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree (by an instrument in writing) to perform the obligations under this Plan. Such assumption and agreement shall be obtained prior to the effectiveness of such succession.
14.
ERISA Rights. As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:
(a)
Receive Information About Your Plan and Benefits.
(i)
Examine without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.
(ii)
Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.
(b)
Prudent Actions By Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes obligations upon the people who are responsible for the operation of employee benefit plans. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union, or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.
(c)
Enforce Your Rights. If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if it finds that your claim is frivolous).
(d)
Assistance With Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.
15.
Identifying Data. The Plan is a welfare benefit plan providing benefits from the general assets of National Oilwell Varco, L.P, and National Oilwell Varco, L.P. is the plan sponsor. The Plan Year is from January 1 to the following December 31 of each year. The plan sponsor has assigned plan number 572 to the Plan. The Employer Identification Number for National Oilwell Varco, L.P. is 76-0488987.
(a)
Plan Sponsor

NOV Inc.

10353 Richmond Ave.

Houston, Texas 77042

Attn: General Counsel

(b)
Plan Administrator

NOV Inc.

10353 Richmond Ave.

Houston, Texas 77042

Attn: Chief Administrative Officer

(c)
Agent for Legal Service of Process

NOV Inc.

10353 Richmond Ave.

Houston, Texas 77042

Attn: Office of the General Counsel

16.
Taxes. The Company or a successor shall withhold taxes and all other applicable payroll deductions from any payment made pursuant to the Plan.
17.
No Right to Employment. No provision of the Plan is intended to provide any Participant with any right to continue in the employ of the Company or a successor or otherwise affect the right of the Company or a successor, which right is hereby expressly reserved, to terminate the employment of any individual at any time for any reason, with or without cause.
18.
Definitions.
(a)
Annual Base Salary means the Participant’s annual base salary from the Company as of the Termination Date.
(b)
Annual Bonus means the annual bonus that the Participant is eligible to receive under the then-current Incentive Compensation Plan applicable to the Company (or such other name as may be adopted for such plan or its successor).
(c)
Cause means a Participant has:
(i)
engaged in gross negligence or willful misconduct in the performance of the Participant’s duties and responsibilities respecting the Participant’s position with the Company or one of its affiliates;
(ii)
willfully refused, without proper legal reason, to perform the duties and responsibilities respecting the Participant’s position with the Company or one of its affiliates;
(iii)
materially breached the Company’s code of conduct or business ethics policy for employees;
(iv)
engaged in conduct that the Participant knows or should know is materially injurious to the Company or one of its affiliates;
(v)
been convicted of or entered into a plea of no contest or equivalent to a felony or a misdemeanor involving moral turpitude; or
(vi)
engaged in an act of dishonesty or impropriety which materially impairs the Participant’s effectiveness in the Participant’s position with the Company.
(d)
Change in Control means the occurrence of one of the following events: (i) a report is filed with the U.S. Securities and Exchange Commission on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of NOV Inc. representing thirty five percent (35%) or more of the combined voting power of NOV Inc.’s then outstanding securities; (ii) NOV Inc. is merged or consolidated with another corporation and, as a result thereof, securities representing less than fifty percent (50%) of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of such parent corporation) are owned in the aggregate by holders of NOV Inc.’s outstanding securities immediately before such merger or consolidation; (iii) all or substantially all of the assets of NOV Inc. are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or (iv) during any period of twenty four (24) consecutive months, individuals who were members of the Board other than an employee of NOV Inc. or its affiliates (“Directors”) at the beginning of such period cease to constitute at least a majority of the Board unless the election, or nomination for election by NOV Inc.’s shareholders, of more than fifty percent (50%) of any new Directors was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of such period.
(e)
CIC Protection Period means the period commencing sixty (60) days prior to a Change in Control and ending one (1) year after the date upon which a Change in Control occurs.
(f)
Comparable Job means a job with the Company where (i) the Annual Base Salary to be paid by the Company is not materially reduced from the Annual Base Salary previously paid by the Company to such Participant, (ii) the Participant’s principal place of work is not changed on or before the first date of employment in the new job to a location that is a material distance from the Participant’s principal place of work immediately prior to the date the Participant was offered the job, without the prior consent of the Participant, and (iii) for purposes of Section 8 only, there is no material reduction in the nature or scope of the Participant’s authorities, powers, functions, responsibilities, or duties attached to the position or positions with the acquiring entity or outsourcing entity, as applicable, from the job which the Participant held immediately prior to the applicable transaction, without the prior written consent of the Participant. For purposes of the preceding sentence, a distance of less than fifty (50) miles shall be treated as immaterial.
(g)
Eligible Employee means a full-time, regular, non-union employee who (i) is actively working for the Company immediately prior to his or her termination date, and (ii) unless otherwise designated by the Compensation Committee, has worked for the Company continuously for a period of at least one year from the employee’s date of hire. The term “Eligible Employee” shall not include any employee who performs services primarily outside of the United States and is a party to an individual employment agreement, severance agreement, or similar arrangement with the Company.
(h)
ERISA means the Employee Retirement Income Security Act of 1974, as amended.
(i)
Executive Officer means an executive officer of the Company, as determined pursuant to the rules and regulations issued under the Securities Exchange Act of 1934, as amended, and the applicable listing rules under the New York Stock Exchange.
(j)
Good Reason means:
(i)
the occurrence outside of a CIC Protection Period, without the Participant’s express written consent, of any one (1) or more of the following:
(A)
a material diminution in the Participant’s Annual Base Salary;
(B)
a change in the location of the Participant’s principal place of employment by fifty (50) miles or more from the location where the Principal was principally employed (other than a change in the Company’s headquarters); or
(C)
the Participant is moved to a position within the Company that is not a Comparable Job.
(ii)
the occurrence during a CIC Protection Period, without the Participant’s express written consent, of any one (1) or more of the following:

(A)
a material diminution in the Participant’s Annual Base Salary paid by the Company immediately prior to the CIC Protection Period;
(B)
a change in the location of the Participant’s principal place of employment by fifty (50) miles or more from the location where he or she was principally employed, without the prior written consent of the Participant; or
(C)
a material reduction in the nature or scope of the Participant’s authorities, powers, functions, responsibilities, or duties attached to the position or positions with the Company which the Participant held immediately prior to the CIC Protection Period, without the prior written consent of the Participant.

The Participant shall provide written notice to the Plan Administrator of any event or condition upon which the Participant intends to rely as the basis for a Good Reason termination of employment within ninety (90) days of the occurrence of such event or condition at the address listed at Section 15(b). The Participant shall be deemed to have expressly consented to such event or condition if such notice is not timely provided to the Company. The Company shall have ninety (90) days following the receipt of such notice to remedy the event or condition, and, if so remedied, any termination of Participant’s employment on the basis of the circumstances described in such notice shall not be considered a Good Reason termination of employment.

(k)
Participant means a Participant who has satisfied the requirements of Section 2.
(l)
Participation Agreement means the form of NOV Inc. Executive Severance Plan Participation Agreement attached as Exhibit A, as amended from time to time, and which is incorporated in full by reference, to be a part of this Plan.
(m)
Plan Administrator means the Chief Administrative Officer of NOV Inc.
(n)
Release Agreement means the waiver and release of claims in a form provided by the Company that a Participant is required to execute, comply with, and not revoke to receive Severance Benefits under the Plan, which shall be adopted and approved by the Plan Administrator.
(o)
Severance Benefits means the benefits described in Section 4.
(p)
Target Percentage means the Participant’s target percentage under the then-current Incentive Compensation Plan applicable to the Company (or such other name as may be adopted for such plan or its successor) as of the Termination Date.
(q)
Termination Date mean the Participant’s final day of employment with the Company.

Exhibit A

Form of NOV Inc. Executive Severance Plan Participation Agreement

[See attached.]

[Exhibit A]

NOV Inc.

Executive Severance Plan

Participation Agreement

This Participation Agreement (this “Agreement”) is entered into on [insert date] (the “Effective Date”) among NOV Inc., a Delaware corporation (“NOV Inc.”), National Oilwell Varco, L.P., a Delaware limited partnership (the “Company”),1 and [insert name of employee] (“Participant”). Each of NOV Inc., the Company, and Participant is a “Party” and are together, the “Parties.”

Whereas, NOV Inc. sponsors the NOV Inc. Executive Severance Plan (the “Severance Plan”) to provide severance benefits to its key employees; and

Whereas, Participant is eligible to participate in the Severance Plan pursuant to its terms; and

Whereas, NOV Inc. desires that Participant’s participation in the Severance Plan shall be subject to certain additional conditions and benefits, as described in this Agreement.

Now Therefore, in consideration of the promises and agreements contained in this Agreement and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, Participant, NOV Inc., and the Company agree as follows:

19.
Participation in the Severance Plan. NOV Inc. and the Company confirm that Participant is eligible to participate in the Severance Plan.
20.
Covenant Not To Compete, Solicit, Disclose Confidential Information, or Disparage.
(a)
Participant acknowledges that Participant is in possession of and has access to Confidential Information, including material relating to the goodwill, training, business, employees, products, and/or services of NOV Inc., the Company, and its Customers, and that Participant will continue to receive and have such possession and access during Participant’s employment by the Company. Participant also acknowledges that NOV Inc.’s and the Company’s business, products, and services are highly specialized and competitive, and that it is essential that they be protected, and, accordingly, Participant agrees in return for the opportunity to receive the Severance Benefits under the Severance Plan, that Participant shall not engage in any “Detrimental Activity,” as defined below.
(b)
Participant understands that the restrictions contained in this Agreement may limit his or her ability to engage in certain businesses during the term of this Agreement, but Participant acknowledges that Participant will receive sufficiently high remuneration and other benefits under the Severance Plan to justify such restrictions. Participant acknowledges that money damages would not be sufficient for any breach of this Agreement by Participant, and NOV Inc., the Company, or any of their subsidiaries or affiliates shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach after notification by the Company of any breach and Participant’s failure to cure such breach promptly and in no event longer than thirty (30) days after receipt of notice from the Company, to the extent such breach is reasonably capable of being cured. No notice period shall be required for a breach that cannot reasonably be cured. Such remedies shall not be deemed the exclusive remedies for a breach of this Agreement but shall be in addition to all remedies available at law or in equity to NOV Inc., the Company, or any of their subsidiaries or affiliates, including, without limitation, the recovery of damages from Participant and his or her agents involved in such breach, court costs, and attorneys’ and experts’ fees incurred

1 Note to Draft: If Participant is employed by an entity other than National Oilwell Varco, L.P., then revise this form accordingly to reference that other entity.

2

by NOV Inc. and/or the Company in enforcing this Agreement, and/or recovery from Participant of any payments previously made to Participant under this Agreement, including any such payments made under the Severance Plan. Participant further acknowledges that NOV Inc. and the Company shall no longer owe any amounts under the Severance Plan if Participant fails to comply with the restrictions contained in this Agreement, and further that the Company may set-off any sums to which NOV Inc. and the Company are entitled under this Agreement against any sum which may be owed to Participant by NOV Inc. or the Company.
(c)
Excluding the Protected Disclosures and actions outlined in this Agreement, Participant agrees that he or she will not, with intent to damage, disparage, or encourage or induce others to disparage NOV Inc., the Company, or any of their respective subsidiaries, affiliates, and joint ventures, including any of their respective predecessors in interest, successors, and assigns, or any of their respective past and present directors, officers, and employees. Further, nothing in the Severance Plan is intended to, nor shall, prevent Participant from providing or limiting testimony in response to a valid subpoena, court order, regulatory request, or other judicial, administrative, or legal process or otherwise as required by law. Excluding the Protected Disclosures, Participant agrees that he or she will notify NOV Inc. and the Company in writing as promptly as practicable after receiving any request for testimony or information in response to a subpoena, court order, regulatory request, or other judicial, administrative, or legal process or otherwise as required by law, regarding the anticipated testimony or information to be provided and at least ten (10) days prior to providing such testimony or information (or, if such notice is not possible under the circumstances, with as much prior notice as is possible).
(d)
Participant, NOV Inc., and the Company each expressly acknowledge and agree that the restrictions contained in the Severance Plan and this Agreement are deemed by each to be reasonable and necessary to protect the business interests of NOV Inc. and the Company and their subsidiaries and affiliates. However, if the restrictions or any material portions of the Severance Plan or this Agreement are found to be unenforceable, then Participant is not entitled to any of the Severance Benefits and those Severance Benefits shall be returned immediately to the Company, to the extent consistent with applicable law. However, in such event, Participant will retain one month of Participant’s Annual Base Salary, less withholdings, as consideration for Participant’s release of claims under the Release Agreement, so long as Participant is in compliance with those sections.
(e)
The covenants and the provisions of this Agreement are severable and separate, and the unenforceability of any specific covenant or provision shall not affect the enforceability of any other covenant or provision.
(f)
Each of the covenants in this Section 2 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by Participant against NOV Inc. or the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by NOV Inc. or the Company of such covenants or provisions.
(g)
The one (1)-year period immediately following Participant’s Termination Date, as used in the definition of “Detrimental Activity,” shall be tolled (will not run) during the time of any breach, to the maximum extent allowed by law, so that NOV Inc. and the Company will receive the full benefit of Participant’s promises and covenants set forth in this Agreement for no more and no less than the time periods described in this Agreement.
(h)
Participant agrees to be reasonably available to NOV Inc. and the Company to respond to requests by NOV Inc. and the Company for information pertaining to or relating to NOV Inc., the Company, their affiliates, and their respective officers, directors, or employees, which may be within Participant’s knowledge. To assist with the transition after termination and to otherwise protect NOV Inc.’s and the Company’s interests, Participant agrees to return to the Company without deletion or modification, all Confidential Information and other property of the Company, including any equipment or communications or information regarding Participant’s work on behalf of the Company. Participant agrees to cooperate fully with NOV Inc. and the Company in connection with

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any and all existing or future litigation or investigations brought by or against NOV Inc., the Company, or any of their past or present affiliates, agents, officers, directors, fiduciaries, or employees, whether administrative, civil, or criminal in nature, in which and to the extent NOV Inc. or the Company deems Participant’s cooperation necessary, other than litigation or an investigation in which Participant is a party. NOV Inc. or the Company will, without duplication, reimburse Participant for reasonable out-of-pocket expenses incurred as a result of such cooperation.
(i)
Definitions. Unless the context otherwise requires, all terms that are not defined in this Agreement, but which are defined in the Severance Plan, shall have the same meaning given to them in the Severance Plan when used in this Agreement.

“Business Segment” refers to one of the Company’s two designated Business Segments, and for purposes of this Agreement, means the Business Segment with which Participant is involved during the Lookback Period. If Participant’s position involves management of, access to Confidential Information regarding, or other material involvement in more than one Business Segment during the Lookback Period, then Business Segment for purposes of this Agreement shall mean each of those Business Segments. If Participant is in the Company’s corporate or shared services groups, Participant’s group shall be considered its own Business Segment for purposes of this Agreement, and Participant will also be considered to be a part of one or more the designated two Business Segments with which Participant is materially involved, but only to the extent Participant has access to Confidential Information regarding that Business Segment during the Lookback Period.

“Competitor” means any person, partnership, entity, business, association, or corporation that, is or is attempting to be, engaged in: (a) the design, manufacture, assembly, sale, or provision of equipment, products, or systems used in, or the provision of related services to, the global energy industry, including but not limited to (i) oil and gas drilling, completion, and production, (ii) geothermal energy production, or (iii) offshore floating or onshore wind energy production; (b) the provision of oilfield tubular inspection or internal tubular coatings; (c) the provision of mud or waste handling services to the upstream oil and gas industry; (d) any other industry which provides products or performs services intended to be similar to or competitive with those of NOV Inc. or the Company; or (e) any proposed business activities with respect to which NOV Inc. or the Company has taken material steps towards planning or implementing during the Lookback Period. However, for purposes of this Agreement, the term Competitor is intended to be limited to the portion of the Competitor entity which is, or is attempting to be, similar to, or competitive with, the Business Segment(s) applicable to Participant as defined above.

“Competitive Business Activity” means that for a Competitor, Participant becomes an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, member, manager, officer, director, employee, consultant, agent, or serves in any other capacity, excluding any employment role for which there is no possible competitive use of Confidential Information.

“Confidential Information” means any confidential, proprietary and/or technical information acquired by Participant during Participant’s employment with the Company, including but not limited to, all data, information, documents, drawings, specifications, patterns, calculations, and technical information related to NOV Inc.’s and the Company’s business, Business Segments, operations, training, products, personnel, or services, including information concerning sales, Customers, business plans, contractual relationships, and financial structure.

“Customer” means business relationships of the Business Segment(s) during the Lookback Period with which Participant had material interactions, or directed material interactions, or business relationships of the Business Segment(s) with respect to which Participant received, or had access to, Confidential Information, all during the Lookback Period, and/or business relationships of the Business Segment(s) Participant actively and materially contacted or solicited (whether directly or indirectly) during the Lookback Period.

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“Detrimental Activity” means one or more of the following actions by Participant: (a) engaging in or attempting to engage in a Competitive Business Activity for, or on behalf of, any Competitor in the Restricted Territory at any time during Participant’s employment or during the one (1)-year period immediately following Participant’s Termination Date; (b) at any time during or after Participant’s employment, without prior written authorization from NOV Inc. or the Company, disclosing to anyone outside the Company, or using or attempting to use for any purpose other than in furtherance of NOV Inc.’s and the Company’s business, any Confidential Information; (c) at any time during Participant’s employment or during the one (1)-year period immediately following Participant’s Termination Date, soliciting, inducing, or attempting to cause any employee of NOV Inc. or the Company to leave their employment, or otherwise attempting to interfere with any employee’s employment relationship with NOV Inc. or the Company, whether done on Participant’s own account or on account of any person, organization, or business which is or becomes a Competitor; or (d) at any time during Participant’s employment or during the one (1)-year period immediately following Participant’s Termination Date, directly or indirectly, soliciting the trade or business of a Customer, or inducing, encouraging, or otherwise attempting to cause any Customer to terminate or materially change their business relationship with NOV Inc. or the Company, whether done on Participant’s own account or on account of any person, organization, or business which is or becomes a Competitor. Protected Disclosures are excluded from any form of Detrimental Activity.

“Lookback Period” means the most recent two (2)-year period of Participant’s employment with the Company, including the two (2)-year period immediately preceding Participant’s Termination Date if Participant’s employment has ended.

“Protected Disclosures” are excluded from any restrictions in this Agreement and mean that this Agreement does not (a) prevent Participant from providing information to or filing a report, charge, or complaint, with the Securities and Exchange Commission, Equal Employment Opportunity Commission, or any other governmental agency, or from participating in any investigation or proceeding conducted by any governmental agency, (b) limit Participant’s right to engage in concerted or otherwise protected activity under the National Labor Relations Act, (c) impose any condition precedent (such as prior notice to the Company), any penalty, or any other restriction or limitation adversely affecting Participant’s rights regarding any governmental agency disclosure, report, claim, or investigation, (d) prevent disclosures of trade secrets made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (e) prevent disclosures of trade secrets made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or per court order; (f) prevent disclosures of trade secrets by a plaintiff to his or her attorney in a lawsuit for retaliation for reporting a suspected violation of law and use of the trade secret information in the court proceeding, if any document containing the trade secrets is filed under seal and does not disclose the trade secrets, except pursuant to court order, or (g) prevent any other actions or disclosures protected as whistleblower activity or disclosure of unlawful conduct under any applicable law.

“Restricted Territory” means all countries outside of the United States and all counties and parishes within the United States, in which Participant engaged in business on behalf of the Business Segment(s), serviced or sold to Customers, and/or worked for or provided services to the Business Segment(s), during the Lookback Period, as determined in the sole discretion of NOV Inc. or the Company. For any grantee that is a resident of Louisiana, please see the attached Exhibit A for the specific list of counties/parishes covered by this definition of Restricted Territory.2 For purposes of post-employment restrictions on Participant, Restricted Territory includes only the territory or geographic area in which Participant engaged and about which Participant had access to

2 Note to Draft: Exhibit A to be included for any Participant that is a resident of Louisiana.

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Confidential Information, training, or goodwill of NOV Inc. or the Company during the Lookback Period.

21.
Term. The term of this Agreement shall begin on the Effective Date and shall continue through December 31, 20[__] (the “Initial Term”); provided, however, that beginning on the first day immediately following the expiration date of the Initial Term, and on each subsequent anniversary of such day, such term shall be automatically extended by an additional one (1)-year period (each such period, an “Additional Term”). Notwithstanding the foregoing, NOV Inc. or the Company and Participant shall have the right to terminate this Agreement at any time and without fault upon providing twelve (12) months’ written notice to the other Party or Parties.
22.
Amendment. Notwithstanding anything to the contrary in the Severance Plan, without Participant’s written consent, NOV Inc. cannot change the benefits applicable to Participant under the terms of the Severance Plan in any way that is adverse to Participant or amend this Agreement without delivery of twelve (12) months’ written notice to Participant.
23.
Governing Law; Forum; Class and Collective Action Waiver.
(a)
This Agreement shall be construed and interpreted in accordance with Texas laws, without regard to conflict of law principles. Apart from Company-initiated claims seeking equitable or injunctive relief, any disputes or claims regarding Participant’s employment with the Company, separation therefrom, and/or arising out of or relating to this Agreement shall be submitted to the Company’s Employee Dispute Resolution Program (“EDR Program”) and must be resolved in accordance with the EDR Program. Participant agrees that claims not covered by the EDR Program shall be litigated solely and exclusively in a state court sitting in Montgomery County, Texas or federal court serving Montgomery County, Texas, and that such courts are convenient forums. Participant further submits to the personal jurisdiction of such courts for purposes of any such claims, actions, or proceedings. For claims not covered by the EDR Program, Participant waives any right to file or participate in any lawsuit against NOV Inc. or the Company as a collective action or class action and agree to only file or be a part of a claim against NOV Inc. or the Company in Participant’s own individual capacity. In the event Participant resides in a state in which this class and collective action waiver, or consent to or waiver of objections to governing law and venue, may not be effective as a matter of law, NOV Inc., the Company, and Participant agree this class and collective action waiver shall be consistent with applicable law, and this selection of governing law and venue shall be that of the courts in and for the city and state in which Participant primarily resides.
(b)
Each of the Parties hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the Parties hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested, or by recognized overnight courier service, to the address of such Party set forth in the Company’s records.
(c)
EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY RELATED TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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24.
Entire Agreement, Conflicts. The EDR Program, the Severance Plan, and this Agreement constitute the entire agreement and fully supersede any and all prior agreements or understandings, oral or written, between or among the Parties regarding severance, except as specified below[, including that certain Participation Agreement, dated [______________], among NOV Inc., the Company, and Participant, which the Parties hereby agree is terminated as of the Effective Date].3 To the extent this Agreement conflicts with the terms of the Severance Plan, the terms of this Agreement shall prevail, unless otherwise required by law. However, Participant acknowledges that this Agreement does not replace or alter in any way any obligations Participant owes to NOV Inc. or the Company under any applicable law, or owed under any agreements regarding confidentiality, non-disclosure, trade secrets, non-disparagement, non-solicitation, non-competition, duties of loyalty, or fiduciary duty. Participant acknowledges that Participant has not relied upon any representations or statements, written or oral, not set forth in this Agreement or the Severance Plan.

[Signature page follows.]

3 Note to Draft: To include if applicable.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date.

NOV INC.

By:

Name: Clay C. Williams

Title: Chairman,

President, and Chief Executive Officer

NATIONAL OILWELL VARCO, L.P.

By: NOW Oilfield Services, LLC, its general partner

By:

Name: Jose A. Bayardo

Title: President

PARTICIPANT

___________________________________

[Name of Participant]

[Signature Page to Participation Agreement]